EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in Transportation Components, Inc.'s Form S-1 (File Number 333-50477) and to all references to our Firm included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas
December 2, 1998